Exhibit 10.34(a)

AMENDMENT NUMBER 1 TO

LETTER OF AGREEMENT GPJ-004/1996

With reference to the Letter of Agreement (the "LOA") GPJ-004/1996 dated August 5, 1996 between Embraer-Empresa Brasileira Aeronautica S.A. and Continental Express, Inc. (the "Parties"), the Parties hereby amend on the date set forth below the provision of Article 9.B thereof by substituting "September 3, 1996" for the September 1, 1996 date set forth in the LOA.

Dated as of August 31, 1996

CONTINENTAL EXPRESS, INC.	EMBRAER-EMPRESA BRASILEIRA DE AERONAUTICA S.A.

By: /s/ David Siegel	By: /s/ Mauricio Botelho
Name: David Siegel	Name: Mauricio Botelho
Title: President	Title: President & CEO